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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES
                             AS OF DECEMBER 31, 2004


                                                             SOVEREIGN POWER UNDER
NAME OF SUBSIDIARY*                                          THE LAWS OF WHICH ORGANIZED
-------------------                                          ---------------------------

Ferro China Holdings Inc.                                    USA
     Zibo Ferro Performance Materials Company, Limited (67%) People's Republic of China
Ferro Electronic Materials Inc.                              USA
Ferro Finance Corporation                                    USA
Ferro Glass & Color Corporation                              USA
     Ferro Colores SA de CV                                  Mexico
Ferro International Services Inc.                            USA
Ferro Pfanstiehl Laboratories, Inc.                          USA
     Ferro Pfanstiehl (Europe) Ltd                           United Kingdom
Ferro Argentina SA                                           Argentina
     Minera Loma Blanca SA                                   Argentina
     Procesadora de Boratos Argentinos SA                    Argentina
Ferro Corporation (Australia) Pty Ltd                        Australia
Ferro Enamel do Brasil Industria e Comercio Ltda             Brazil
Ferro Industrial Products Ltd                                Canada
ESFEL SA (19%)                                               Ecuador
Ferro Holding GmbH                                           Germany
     Ferro GmbH                                              Germany
     Magmalor GmbH                                           Germany
     FC France Acquisition Sarl                              France
         Ferro Couleurs France SA                            France
             PT Ferro Ceramic Colors Indonesia (59%)         Indonesia
                  PT Ferro Additives Asia (75.4%)            Indonesia
PT Ferro Mas Dinamika (95%)                                  Indonesia
Ferro Japan K.K.                                             Japan
Ferro Far East Ltd                                           Hong Kong
Ferro Mexicana SA de CV                                      Mexico
Ferro B.V.                                                   The Netherlands
     Ferro (Belgium) Sprl                                    Belgium
     Ferro France Sarl                                       France
         Ferro Chemicals SA                                  France
         Ferro Services Sarl                                 France
     Ferro Arnsberg GmbH iL                                  Germany
     Ferro (Italia) SrL                                      Italy
         Smaltochimica SrL (40%)                             Italy
     Ferro (Holland) BV                                      The Netherlands
     Ferro Investments BV                                    The Netherlands
     Ferro Industrias Quimicas (Portugal) Lda                Portugal
Ferro (Suzhou) Performance Materials Co. Ltd                 People's Republic of China
Ferro Taiwan Ltd                                             Republic of China
DC-Ferro Co., Ltd (50%)                                      Republic of Korea
Ferro Spain SA                                               Spain
     Chilches Materials SA (20%)                             Spain
     Gardenia-Quimica SA (36%)                               Spain
Kerajet SA (25%)                                             Spain
Ferro (Thailand) Co. Ltd                                     Thailand
Ferro Cerdec (Thailand) Co. Ltd (49%)                        Thailand
Ferro de Venezuela CA (51%)                                  Venezuela
Ferro (Great Britain) Ltd                                    United Kingdom

* Percentages in parentheses indicate Ferro's ownership.

Ferro has a number of sales and warehousing subsidiaries throughout the world that are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.